CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Quarterly Report of Global Healthcare REIT, Inc. (the "Company") on Form 10-Qfor the period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Christopher Brogdon, President of the Company and Philip S. Scarborough, Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

__/s/ Christopher Brogdon

Christopher Brogdon

President

July 2, 2014

_/s/ Philp S. Scarborough

Philip S. Scarborough

Financial Officer

July 2, 2014